Exhibits

Exhibit 23.1

Consent of Registered Independent Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-7590) of Royal Dutch Petroleum Company and The “Shell” Transport and Trading Company, Public Limited Company of our report dated March 29, 2005, relating to the Financial Statements of Royal Dutch Petroleum Company which is included in this 2004 Annual Report on Form 20-F.

/s/ KPMG Accountants N.V.
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KPMG Accountants N.V.
The Hague – The Netherlands

March 29, 2005

Royal Dutch/Shell Group of Companies E 3